Exhibit 10.29





                               TERM LOAN AGREEMENT

                          DATED AS OF FEBRUARY 20, 2002

                                      among

                            PS BUSINESS PARKS, L.P.,
                                  AS BORROWER,

                            PS BUSINESS PARKS, INC.,
                                 AS A GUARANTOR,

                                       and

                               FLEET NATIONAL BANK

                                       and

                        THE OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       and

                              FLEET NATIONAL BANK,
                                    AS AGENT

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                               TERM LOAN AGREEMENT
                               -------------------

         THIS TERM LOAN AGREEMENT is made as of the 20th day of February, 2002 by and among PS BUSINESS PARKS, L.P. (the "Borrower"), a California limited partnership, PS BUSINESS PARKS, INC. ("PSB"), a California corporation, each having its principal place of business at 701 Western Avenue, Glendale, California 91201-2397, FLEET NATIONAL BANK ("Fleet"), the other lending institutions which may become parties hereto pursuant to ss.18 (collectively, Fleet (except when acting as the Agent), and each other lending institution which may become a party hereto shall be referred to as the "Banks," and individually as a "Bank"), and FLEET NATIONAL BANK, as Agent for the Banks (the "Agent").



                                    RECITALS
                                    --------

         WHEREAS, Borrower has requested that the Banks provide a term loan facility to Borrower; and

         WHEREAS, Agent and the Banks are willing to provide such facility to Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

        ss.1.     DEFINITIONS AND RULES OF INTERPRETATION

ss.1.1 Definitions. The following terms shall have the meanings set forth in thisss.l or elsewhere in the provisions of this Agreement referred to below:

         Additional Guarantor.  Seess.5.2.

         Adjusted Consolidated Total Assets. On a consolidated basis for PSB and its Subsidiaries, Adjusted Consolidated Total Assets shall mean the sum (without duplication) of the following:

(i) an amount equal to the sum of (x) the product of (i) Consolidated EBITDA of PSB for the two (2) fiscal quarters just ended prior to the date of determination multiplied by (ii) two (2), divided by (y) 0.095 (which is the capitalization rate); plus

(ii) the book value of Land Assets and Construction in Progress of PSB and its Subsidiaries on the last day of the fiscal quarter just ended; plus

(iii) the aggregate amount of (x) all unrestricted cash and marketable securities of PSB and its Subsidiaries plus (y) all restricted cash held by any Person serving as a "qualified intermediary" for purposes of an exchange pursuant to Section 1031 of the Code on behalf of PSB or any of its Subsidiaries.

         Adjusted Consolidated Total Assets will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during a quarter. All income, expense and value associated with the assets disposed of during any quarter will be eliminated from calculations.

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         Adjusted Net Operating Income. As of the end of any fiscal quarter, the sum of (i) the product of (A) the aggregate Net Operating Income for all of the Unencumbered Borrowing Base Properties for such quarter and the immediately preceding fiscal quarter, multiplied by (B) two (2), minus (ii) the Capital Expenditure Reserve for such Unencumbered Borrowing Base Properties.

         Affiliates. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

         Agent. Fleet National Bank acting as administrative agent for the Banks, and its successors and assigns.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

         Agent's Special Counsel. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

         Agreement. This Term Loan Agreement, including the Schedules and Exhibits hereto.

         Agreement Regarding Fees. The Agreement Regarding Fees dated of even date herewith between the Borrower and Fleet.

         Asset Value. The Asset Value of the Unencumbered Borrowing Base Properties shall be an amount equal to (a) the sum of the aggregate Adjusted Net Operating Income from the Unencumbered Borrowing Base Properties divided by (b)
0.095 (the capitalization rate).

         Balance Sheet Date. The date of this Agreement.

         Banks. Fleet and any other Person who becomes an assignee of any rights of a Bank pursuant to ss.18 (but not including any Participant, as defined inss.18).

         Base Rate. The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent's Head Office as its "prime rate", and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

         Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

         Borrower. As defined in the preamble hereto.

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         Borrowing Base. The Borrowing Base shall be the amount which is the maximum amount of the total outstanding balance of all Funded Unsecured Indebtedness of Borrower, PSB and their respective Subsidiaries (including the Loans) that would not exceed fifty percent (50%) of the aggregate Asset Value of the Unencumbered Borrowing Base Properties; provided, however, that at any time that the ratio of the Consolidated Total Liabilities of PSB and its Subsidiaries to the Adjusted Consolidated Total Assets of PSB and its Subsidiaries is equal to or greater than 0.25 to 1, then the Borrowing Base shall be the amount which is the lesser of (a) the maximum amount of the total outstanding balance of all Funded Unsecured Indebtedness of Borrower, PSB and their respective Subsidiaries (including the Loans) that would not exceed fifty percent (50%) of the aggregate Asset Value of the Unencumbered Borrowing Base Properties, and (b) the maximum amount of the total outstanding balance of all Funded Unsecured Indebtedness of Borrower, PSB and their respective Subsidiaries (including the Loans) that would not exceed the Debt Service Coverage Amount for the Unencumbered Borrowing Base Properties.

         Business Day. Any day on which banking institutions located in the same city and State as Agent's Head Office are located and are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

         Capital Expenditure Reserve. With respect to an Unencumbered Borrowing Base Property or any other improved Real Estate, a reserve in the aggregate amount of ninety-five cents ($0.95) per annum multiplied by the average Net Rentable Area contained therein of each such property.

         Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA.  Seess.6.17(a).

         Change in Control. A Change in Control shall exist upon the occurrence of any of the following:

(a) any Person (including a Person's Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) shall have acquired after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of PSB equal to at least twenty-five percent (25%), unless otherwise approved in writing by Agent, such approval not to be unreasonably withheld; or

(b) as of any date a majority of the Board of Directors of PSB consists of individuals who were not either (i) directors of PSB as of the corresponding date of the previous year (provided, however, that the initial Board of Directors for reference purposes of this clause (b)(i) shall be the Board of Directors as of the Closing Date), (ii) selected or nominated to become directors by the Board of Directors of PSB of which a majority consisted of individuals described in clause (b)(i) above, or
     (iii) selected or nominated to become directors by the Board of Directors of PSB of which a majority consisted of individuals described in clause
     (b)(i), above and individuals described in clause (b)(ii), above; or

(c) PSB fails to directly own, free of any lien, encumbrance or other claim, a fifty-one percent (51%) common equity interest in Borrower, shall fail to be the sole general partner of Borrower, or shall fail to control the management and policies of Borrower; or

(d) PSB fails to own, free of any lien, encumbrance or other claim, at least fifty-one percent (51%) of the common equity interest and Voting Interest of Borrower.

         Closing Date. The first date on which all of the conditions set forth inss.10 have been satisfied.

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         Code. The Internal Revenue Code of 1986, as amended.

         Commitment. With respect to each Bank, initially the amount set forth on Schedule 1 hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower, and thereafter the Commitment of each Bank shall equal its Commitment Percentage of the aggregate principal amount of the Loans from time to time outstanding.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Completed Property. At any time, Real Estate (i) which is at least eighty-five percent (85%) leased (pursuant to written Leases which have been signed by both landlord and tenant and under which the payment of base rent has commenced) or (ii) which is at least eighty percent (80%) occupied by tenants which have signed (together with the landlord) a Lease, accepted the premises, opened for business, and with respect to which the date for the commencement of payment of base rent has been established.

         Compliance Certificate. Seess.7.4(c).

         Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

         Consolidated EBITDA. With respect to any period of a Person, an amount equal to the EBITDA of such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

         Consolidated Tangible Net Worth. The amount by which the sum of GAAP Consolidated Total Assets of a Person and its Subsidiaries exceeds Consolidated Total Liabilities of such Person and its Subsidiaries, and less the sum of:

(e) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

(f) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

         Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified.

         Construction in Progress. For any Real Estate, calculated on a consolidated basis for the Borrower, PSB and their respective Subsidiaries, the sum of (x) construction-in-progress as shown from time to time on the books and records of such Persons, maintained in accordance with generally accepted accounting principles, plus (y) the book value, calculated in accordance with generally accepted accounting principles, of any Real Estate that (i) previously constituted construction-in-progress and (ii) has not yet become a Completed Property. For the purposes of calculating Construction in Progress of Borrower, PSB and their respective Subsidiaries with respect to development of Joint Ventures pursuant to ss.8.9, the Construction in Progress of Borrower, PSB and their respective Subsidiaries with respect to development of Joint Ventures shall be the Investment of such Persons in such Joint Ventures.

                                       4

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         Contribution Agreement. The Contribution Agreement dated of even date herewith among the Borrower, the Guarantors and each Additional Guarantor which may hereafter become a party thereto.

         Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance withss.4.1.

         Debt Offering. The issuance and sale by the Borrower or any Guarantor of any debt securities of the Borrower or such Guarantor.

         Debt Service. For any period, the sum of all interest (including capitalized interest) and mandatory or scheduled principal payments due and payable during such period (including any payments due under any Capitalized Leases) excluding any balloon payments due upon maturity of any indebtedness.

         Debt Service Coverage Amount. At any time determined by the Agent, an amount equal to the maximum principal amount of all Funded Unsecured Indebtedness (including Loans) that may be outstanding pursuant to the following formula:



                Adjusted NOI  = P
                ------------
                2.0 x D

Where    P =    maximum principal balance of all Funded Unsecured Indebtedness
                (including the Loans) that may be outstanding

D = the greatest of (a) a loan constant based upon the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus 1.75% payable on a 25-year mortgage style amortization schedule (expressed as a decimal), (b) .09, and (c) the actual blended rate of interest then payable with respect to the Loans (expressed as a decimal)

NOI = the product of (a) Net Operating Income from the Unencumbered Borrowing Base
                Properties for the preceding two (2) fiscal quarters most recently ended multiplied by
                (b) two (2)

Adjusted NOI =  the sum of (a) NOI less (b) the Capital Expenditure Reserve for the Unencumbered Borrowing Base Properties

         Attached hereto as Schedule 2 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder as hereinafter provided). The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be reasonably determined in good faith, be conclusive and binding absent manifest error. The Debt Service Coverage Amount shall not be used in determining the Borrowing Base except as provided in the definition thereof.

         Default. Seess.12.1.

         Default Rate. Seess.4.12.

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         Derivative Obligations. All Interest Rate Contracts and all other obligations of any Person in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, forward equity transaction, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, forward transaction, collar transaction, currency swap, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of stock, partnership interest, membership interest or other beneficial interest of a Person, other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of stock, partnership interest, membership interest or other beneficial interest of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of stock, partnership interest, membership interest or other beneficial interest of a Person. Without limiting the foregoing, Distributions shall include Preferred Distributions.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or combined in accordance withss.4.1.

         EBITDA. With respect to a Person or a Subsidiary of a Person (or any asset of a Person or a Subsidiary of such Person) for any period, an amount equal to the sum of (a) the Net Income (or Loss) of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest, income taxes and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or non-recurring gains included in calculating such Net Income, minus (d) Net Income of any Joint Venture (other than a Subsidiary of such Person) in which such Person or one of its Subsidiaries has an interest (to the extent of their interest in such Net Income) plus (e) cash distributions received by such Person or any of its Subsidiaries from Joint Ventures, plus (f) any Net Income allocable to any minority interest of other Persons in such first Person or its Subsidiaries determined in accordance with generally accepted accounting principles, all as determined in accordance with generally accepted accounting principles.

         Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws. Seess.6.17(a).

         Equity Offering. The issuance and sale by the Borrower or any Guarantor of any equity securities (whether common or preferred) of the Borrower or such Guarantor; provided, however, that the issuance by the Borrower or any Guarantor of any equity securities of such Person or any securities or instruments convertible, exchangeable or exercisable for equity securities of such Person to any of the following shall not be deemed an Equity Offering: (i) directors, officers and employees of the Borrower or any Guarantor pursuant to an incentive stock or stock option, employee stock purchase, long-term incentive or stock bonus plans, whether now in effect or adopted in the future; or (ii) any Person pursuant to a dividend reinvestment or stock purchase program sponsored by the Borrower or any Guarantor, whether now in effect or adopted in the future.

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         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and any rules and regulations promulgated pursuant thereto.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or its Subsidiaries under ss.414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Event of Default. Seess.12.1.

         Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         Fixed Charges. With respect to PSB and its Subsidiaries for any Test Period, an amount equal to the sum of (a) the product of the Debt Service of PSB and its Subsidiaries for such Test Period multiplied by two (2) plus (b) the aggregate Capital Expenditure Reserve for all of the Real Estate of PSB and its Subsidiaries plus (c) the product of the Preferred Distributions of PSB and its Subsidiaries for such Test Period multiplied by two (2), plus (d) the product of any ground lease payments payable by PSB and its Subsidiaries for such Test Period multiplied by two (2).

         Fleet. Fleet National Bank.

         Funded Unsecured Indebtedness. At any time, the sum of (i) the Loans, plus; (ii) the outstanding principal balance of other Indebtedness of any of PSB, Borrower or their respective Subsidiaries which is not secured by a Lien (provided, however, that Indebtedness pursuant to which any of PSB, Borrower or their respective Subsidiaries shall have granted a negative pledge or similar promise shall not be deemed to be secured by a Lien).

         Funding Deadline. Seess.2.5.

         Funds from Operations. With respect to any Person for any fiscal period, an amount equal to the sum of (a) Consolidated EBITDA of such Person and its Subsidiaries, minus (b) the consolidated Interest Expense of such Person and its Subsidiaries, minus (c) Preferred Distributions of such Person and its Subsidiaries.

         GAAP Consolidated Total Assets. All assets of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles. All real estate assets shall be valued on an undepreciated cost basis.

         Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

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

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. PSB, TPLP and each Additional Guarantor, and individually any one of them.

         Guaranty. Collectively, the Unconditional Guaranty of Payment and Performance dated of even date herewith made by PSB in favor of Agent and the Banks, and each Unconditional Guaranty of Payment and Performance made by each Additional Guarantor in favor of Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

         Hazardous Substances. Seess.6.17(b).

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and all subordinated debt); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any unconditional obligation to supply funds to or in any manner to invest directly or indirectly in a Person other than in the ordinary course of business, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner, through indemnity or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all obligations with respect to letters of credit or similar instruments issued by a Person; and (f) all indebtedness, obligations or other liabilities (other than interest expense liability) determined in accordance with generally accepted accounting principles under or with respect to (i) Interest Rate Contracts (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement), and (ii) foreign currency exchange agreements, and (g) all obligations of a Person in respect of any equity or equity index swap, forward equity transaction, equity or equity index option or any other similar transaction. Notwithstanding the foregoing, in the event that a Person has incurred Indebtedness with respect to which another Person included within the consolidated financial statements of the first Person is also liable (by reason of a guaranty or otherwise), such Indebtedness shall only be counted once for the purposes of such consolidated financial statements.

         Interest Expense. For any period, the sum of all interest (including capitalized interest and any payments under Capitalized Leases allocable to interest) due and payable during such period.

         Interest Payment Date. As to each Loan, the first day of each calendar month during the term of such Loan.

         Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three, six or twelve months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs

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

     in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in London;

(ii) if the Borrower shall fail to give notice as provided in ss.4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

(iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

         Interest Rate Contracts. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

         Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person and all purchases of the securities or business or integral part of the business of any other Person, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted or increased in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and
(d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Joint Venture. An Investment by PSB, Borrower or any of their respective Subsidiaries with third persons in joint ventures, general partnerships, limited partnerships, limited liability companies or any other business association. Joint Ventures include non-wholly owned Subsidiaries of PSB.

         Land Assets. Land with respect to which the commencement of grading, construction of improvements or infrastructure has not yet commenced, and all unimproved land according to generally accepted accounting principles.

         LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

         LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR Rate. As applicable to any Interest Period for any LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two
(2) LIBOR Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are

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

offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined and the provisions of ss.4.6 shall apply. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         LIBOR Rate Loans. Loans bearing interest calculated by reference to a LIBOR Rate.

         Liens. Seess.8.2.

         Loan Documents. This Agreement, the Notes, the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantor in connection with the Loans.

         Loan Request. Seess.2.5.

         Loans. The aggregate Loans to be made by the Banks hereunder.

         Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than the required percentage, as determined by the Banks, required to approve such matter, as disclosed by the Agent to the Borrower from time to time.

         Maturity Date. February 20, 2009 or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

         Moody's. Moody's Investor Service, Inc.

         Multiemployer Plan. Any multiemployer plan within the meaning ofss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Net Income (or Loss). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or loss) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

         Net Operating Income. For each Unencumbered Borrowing Base Property, for any period of time, the sum of the following amounts: (a) the portion of the Net Income of Borrower attributable to such Unencumbered Borrowing Base Property, plus (b) depreciation and amortization, interest expense and any taxes and extraordinary or non-recurring losses deducted in calculating such Net Income, minus (c) any extraordinary or non-recurring gains included in calculating such Net Income, minus (d) any accrued rent or other amounts with respect to tenants or other users that are more than ninety (90) days in arrears in the payment of rent, and adjusted for non-cash revenue attributable to Rent Adjustments or other adjustments in accordance with generally accepted accounting principles for free rent. For purposes of the foregoing, income attributable to third-party leasing commissions or management fees shall be excluded. If such period is less than a year, expenses of an Unencumbered Borrowing Base Property that are payable less frequently than monthly during the course of a year (e.g., real estate taxes and insurance premiums) shall be

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

adjusted by "straight lining" the amounts so that such expenses are accrued on a monthly basis over the course of a year and fairly stated for each period.

         Net Rentable Area. With respect to any Real Estate, the floor area of any buildings, structures or improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be consistent for all Real Estate unless otherwise approved by the Agent.

         95% of FFO Limit. Seess.8.7(a).

         Notes. Seess.2.2.

         Notice. Seess.19.

         Obligations. All indebtedness, obligations and liabilities of the Borrower and the Guarantors to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         Office Property. An income producing operating property utilized principally for office/flex/industrial purposes.

         Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created byss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. Liens, security interests and other encumbrances permitted byss.8.2.

         Plan. Any pension, retirement, disability, defined benefit, defined contribution, profit sharing, deferred compensation, employee stock ownership, employee stock purchase, health, life insurance, or other employee benefit plan or arrangement, other than a Multiemployer Plan, irrespective of whether any of the foregoing is funded, in which any personnel of PSB, the Borrower or any of their ERISA Affiliates participate or from which any such personnel may derive a benefit.

         Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

         Preferred Distributions. For any period, the amount of any and all Distributions paid, declared but not yet paid or otherwise due and payable to the holders of any form of preferred stock, partnership interest or other ownership or beneficial interest in Borrower, PSB or any of their Subsidiaries (whether perpetual, convertible or otherwise) that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, distributions, assets or other payments over the holders of any other stock, partnership interest or other ownership or beneficial interest in such Person.

         Prospectus. The 10Q of PSB dated September 30, 2001 and filed with the SEC.

         PSB. PS Business Parks, Inc., a California corporation.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower, a Guarantor or any of their respective Subsidiaries.

         Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Register.  Seess.18.2.

         REIT Status. The status of PSB as a real estate investment trust as defined in ss.856(a) of the Code.

         Release.  Seess.6.17(c)(iii).

         Rent Adjustments. For any Person, straight line adjustments to rent payable under leases, as determined in accordance with generally accepted accounting principles.

         Rent Roll. A report prepared by the Borrower showing for any Real Estate, its location, Net Rentable area, occupancy status, rent and other information in substantially the form presented to the Agent prior to the date hereof or in such other form as may have been approved by the Agent, such approval not to be unreasonably withheld.

         Reserve Percentage. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         Revolving Credit Agreement. The Revolving Credit Agreement dated August 6, 1998 among Borrower, Wells Fargo Bank, National Association, individually and as Agent, and the other lenders a party thereto, as the same may have heretofore been, or may hereafter be, amended, modified, renewed, extended, restated, consolidated, supplemented or replaced.

         SEC. The federal Securities and Exchange Commission.

         Secured Indebtedness. Indebtedness of a Person that is pursuant to a Capitalized Lease, is directly or indirectly secured by a Lien (provided, however, that Indebtedness pursuant to which a Person shall have granted a negative pledge or similar promise shall not be deemed to be secured by a Lien).

         Short-term Investments. Investments described in subsections (a) through (g), inclusive, of ss.8.3. For all purposes of this Agreement and the other Loan Documents, the value of Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Agent.

         S&P. Standard & Poor's Ratings Group.

         Stabilized Property. Real Estate which for the three month period most recently ended has an occupancy level of tenants in possession and operating and which are paying rent on a current basis of at least eighty-five percent (85%) of the Net Rentable Area within such Real Estate and with respect to which the rental income actually received with respect to such Real Estate during such period exceeds the expenses of owning and operating such Real Estate during such period (including without limitation, debt service and the allocable portion of such expenses not payable on a monthly basis), as reasonably determined by Agent.

         State. A state of the United States of America.

         Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, and any other entity the accounts of which are consolidated with the accounts of the designated parent.

         Test Period. Seess.9.3.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date hereof, the Total Commitment is $50,000,000.00.

         TPLP. TPLP Office Park Properties, a Texas limited partnership.

         Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

         Unencumbered Borrowing Base Properties. Unencumbered Borrowing Base Properties shall mean Real Estate which satisfies all of the conditions set forth in ss.7.13. The initial properties designated by Borrower to be Unencumbered Borrowing Base Properties are described on Schedule 1.1 hereto.

         Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, limited liability company, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

ss.1.2     Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)  The singular includes the plural and the plural includes the singular.

(c)  A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f)  The words "include", "includes" and "including" are not limiting.

(g) The words "approval" and "approved", as the context so requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

(i) Reference to a particular "ss.", refers to that section of this Agreement unless otherwise indicated.

(j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

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

        ss.2.     THE TERM LOAN FACILITY

ss.2.1 Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower on or before the Funding Deadline the aggregate principal amount of its Commitment to be used by the Borrower for the purposes set forth in ss.2.4. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. The acceptance of the funding of a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in ss.10 have been satisfied. No Bank shall have any obligation to make Loans to the Borrower in the maximum aggregate principal amount outstanding of more than the principal face amount of its Note.

ss.2.2 Notes. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated the date of this Agreement and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal face amount equal to such Bank's Commitment, or if less the outstanding amount of all Loans made by such Bank, and shall be payable as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

ss.2.3 Interest on Loans.

(a) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the LIBOR Rate determined for such Interest Period plus one and 45/100ths percent (1.45%).

(b) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus one-half of one percent (0.5%).

(c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

(d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided inss.4.1.

ss.2.4 Use of Proceeds. The Borrower will use the proceeds of the Loans (a) for refinancing certain indebtedness of Borrower incurred in connection with the acquisition of a business park commonly referred to as Metro Park North located in Rockville, Maryland, (b) for paying closing expenses, and (c) for working capital purposes of the Borrower.

ss.2.5 Requests for Loans. The Borrower shall give to the Agent written notice in the form of Exhibit D hereto (or telephonic notice confirmed in writing in the form of Exhibit D hereto) of a request for the funding of a Loan (the "Loan Request") no later than 12:00 noon (Boston time) three (3) Business Days prior to the proposed Drawdown Date if such Loan is to be a LIBOR Rate Loan or no later than 12:00 noon (Boston time) one (1) Business Day prior to the proposed Drawdown Date if such Loan is to be a Base Rate Loan. Such notice shall specify with respect to the requested Loan the proposed principal amount, the Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain a certification by the chief financial or accounting officer of the Borrower that the Borrower and PSB are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. The Borrower may, without cost or penalty, revoke a Loan Request by delivering notice thereof to each of the Banks no later than 3:00 p.m. (Boston time) three (3) Business Days prior to the Drawdown Date with respect to a LIBOR Rate Loan, or no later than 3:00 p.m. (Boston time) one (1) Business Day prior to the Drawdown Date with respect to a Base Rate Loan. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than eight
     (8) separate Interest Periods applicable to LIBOR Rate Loans outstanding at any one time. In the event that Borrower shall fail to deliver a Loan Request for a disbursement of the balance of the undisbursed Total Commitment on or before 1:00 p.m. (Boston time) on March 20, 2002 (the "Funding Deadline"), then the Borrower shall irrevocably be deemed to have requested a disbursement of the balance of the undisbursed Total Commitment as a Base Rate Loan, such advance to be made on the date of the Funding Deadline. In the event that the Borrower shall fail to satisfy the conditions to obtaining a disbursement of the balance of the Total Commitment by the Funding Deadline, the obligation of the Banks to advance any undisbursed amount of the Total Commitment to Borrower shall automatically terminate.

ss.2.6 Funds for Loans.

(a) Not later than 12:00 noon (Boston time) on the Drawdown Date (but subject to the terms of ss.2.5), each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of each Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by wire transfer in accordance with Borrower's instructions. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on the Drawdown Date the amount of its Commitment Percentage of the Loans to the extent it is obligated to fund such Loan hereunder shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of the Loans. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Loans as provided in ss.12.4.

(b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's pro rata share of a proposed Loan, Agent may in its discretion assume that such Bank has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance. If such Bank does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from such Bank at the Federal Funds Effective Rate.

        ss.3.     REPAYMENT OF THE LOANS

ss.3.1 Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

ss.3.2 Mandatory Prepayments.

(a) If at any time the sum of the Funded Unsecured Indebtedness exceeds the Borrowing Base, then the Borrower shall immediately pay to the Agent for the respective accounts of the Banks such amount as is necessary to reduce the principal balance of the Loans such that the sum of the Funded Unsecured Indebtedness does not exceed the Borrowing Base.

(b) Unless the Borrower shall have provided to the Agent a Compliance Certificate with respect to any proposed or completed sale, transfer, casualty, condemnation or other disposition of any of the Unencumbered Borrowing Base Properties, adjusted in the best good-faith estimate of the Borrower to give effect to such event and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such event, the Borrower shall pay to the Agent for the account of the Banks as a prepayment of the Loans to the extent of the outstanding balance of the Loans such amount as is necessary to reduce the outstanding principal balance of the Loans so that no Default or Event of Default shall exist after the occurrence of such event.

ss.3.3 Optional Prepayments. Subject to the terms of this Agreement (including ss.3.5) the Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time; provided, that the Loans may not be prepaid pursuant to this ss.3.3 to an amount less than $25,000,000.00 unless the Loans are being paid in full; and provided further that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans is made on a date that is not the last day of the Interest Period relating thereto, such payment shall be accompanied by the payment of any amounts payable pursuant to ss.4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days' prior written notice of any prepayment pursuant to this ss.3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

ss.3.4 Prepayments. Each partial prepayment of the Loans under ss.3.2 and ss.3.3 shall be in the minimum amount of $2,000,000 or an integral multiple of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and any other amounts due pursuant to ss.3.5 or ss.4.8 and, after payment of such interest and other amounts, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

ss.3.5 Prepayment Fee. In connection with any prepayment of the Loans, the Borrower shall pay Agent for the account of the Banks any sums that may be due under ss.4.8 and a prepayment fee in an amount equal to the product of the percentage set forth on Schedule 3.5 corresponding to the date on which such prepayment occurs multiplied by the principal amount of the Loans prepaid. No prepayment fees shall be due on prepayments made after February 20, 2004. Under any and all circumstances where all or any portion of the Notes is paid prior to the date set forth above, whether such prepayment is voluntary or involuntary, even if such prepayment results from a payment pursuant to ss.3.2, or Agent's or the Banks' exercise of their rights upon the occurrence of an Event of Default and acceleration of the Maturity Date of the Notes, Borrower shall to the extent permitted by applicable law pay to the Banks the prepayment fee calculated as provided above, which prepayment fee shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of the Notes with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee. Borrower acknowledges that the prepayment fee is a bargained for consideration and not a penalty, and Borrower recognizes that the Banks would incur substantial additional costs and expenses in the event of a prepayment of the Loans and that the prepayment fee compensates the Banks for such costs and expenses (including, without limitation, the loss of the Banks' investment opportunity for the period following the prepayment). Borrower agrees that the Banks shall not, as a condition to receiving the prepayment fee, be obligated to actually reinvest the amount prepaid in any treasury obligation or in any other manner whatsoever.

ss.3.6 Effect of Prepayments. Amounts of the Loans prepaid may not be reborrowed.

ss.3.7 Facility Fee. Borrower shall pay on March 21, 2002 to the Agent for the account of the Banks in accordance with their Commitment Percentages a facility fee with respect to the amount of the Loan that Borrower shall fail to request a disbursement of, or shall otherwise fail to satisfy the conditions to obtaining the disbursement of, prior to the Funding Deadline, such fee to be equal to the product of (a) the amount of the Loan not so requested or not so disbursed multiplied by (b) 1.80%. Such fee shall compensate the Banks for holding the Commitments open until the Funding Deadline and shall be fully earned when paid and non-refundable under any circumstances.

        ss.4.     CERTAIN GENERAL PROVISIONS

ss.4.1 Conversion Options.

(a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan;
     (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making or conversion of such Loan, there shall be no more than eight
     (8) separate Interest Periods applicable to LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Promptly upon receipt of any such Conversion Request, the Agent shall notify each of the Banks thereof. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

(b) Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of ss.4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

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ss.4.2 Closing Fee. On the Closing Date, the Borrower shall pay to Fleet a facility and loan structuring fee pursuant to the Agreement Regarding Fees, which fees shall be fully earned and non-refundable.

ss.4.3 Intentionally Omitted.

ss.4.4 Funds for Payments.

(a) All payments of principal, interest, closing fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 11:00 a.m. (Boston time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the account of the Borrower with Fleet, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

(b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

(c) Each Bank organized under the laws of a jurisdiction outside the United States, if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Bank, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under ss.4.4(b). In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Bank receives a refund of any taxes paid by the Borrower pursuant to ss.4.4(b), such Bank will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Bank is required to return such refund, the Borrower shall promptly repay to such Bank the amount of such refund.

ss.4.5 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

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

ss.4.6 Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine in the exercise of its good faith business judgment that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks. In the event that the ability of the Borrower to obtain LIBOR Rate Loans is suspended pursuant to this ss.4.6, such suspension continues for more than thirty (30) consecutive days, and Borrower and the Banks are unable to agree upon an acceptable substitute reference rate within such 30-day period, then so long as such suspension is continuing Borrower may elect within sixty (60) days following the expiration of such initial 30-day period to prepay the Loans in full without the payment of any prepayment fee payable pursuant to ss.3.5.

ss.4.7 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

ss.4.8 Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in ss.12.1, the Borrower will pay to the Agent upon demand for the account of the applicable Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate such Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan (including any spread over such LIBOR Rate) minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amount as described above). Such amount shall be reduced to present value by using the rate on the United States Treasury Securities described in the foregoing sentence and the number of days remaining in the unexpired portion of the Interest Period in question.

ss.4.9 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

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

(a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

(b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

(c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

(d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

(i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

(ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

(iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum, upon presentation by such Bank of a statement of the amount setting forth the Bank's calculation thereof. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

ss.4.10 Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting forth the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

ss.4.11 Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Conversion Request.

ss.4.12 Interest on Overdue Amounts; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Banks shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to four percent (4%) above the rate that would otherwise be applicable at such time (the "Default Rate"), until such amount shall be paid in full (after as well as before judgment), or if such rate shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, the Borrowers shall pay a late charge equal to five percent (5%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

ss.4.13 Certificate. A certificate setting forth any amounts payable pursuant to ss.4.8, ss.4.9, ss.4.10, ss.4.11 or ss.4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

ss.4.14 Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

        ss.5.     SECURITY

ss.5.1 Unsecured Loan. The Banks have agreed to make the Loans to the Borrower on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed by the Guarantors pursuant to the Guaranty.

ss.5.2 Additional Guarantors. In the event that Borrower or PSB shall, after the Closing Date, have an Investment in any Subsidiary in which Borrower or PSB directly or indirectly owns a one hundred percent (100%) interest, Borrower shall cause each such Subsidiary to execute and deliver to Agent a Guaranty, and such Subsidiary shall become a Guarantor hereunder (each such Subsidiary is an "Additional Guarantor"); provided, however, to the extent Borrower has an Investment in any such Subsidiary which is established as a special purpose entity to own Real Estate or equity interests related thereto and any loan documents, if any, to which any new Subsidiary directly owning title to any Real Estate is a party prohibit such new Subsidiary from guarantying the Obligations, Borrower shall not be obligated to cause such new Subsidiary to become a Guarantor. Borrower and

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

     PSB further covenant and agree that Borrower and PSB shall cause each Subsidiary of Borrower that becomes a Guarantor pursuant to this ss.5.2 to become a party to the Contribution Agreement. The organizational agreements of each such Subsidiary created after the Closing Date shall specifically authorize each such Subsidiary to guarantee the Obligations and to execute the Contribution Agreement. Borrower and PSB shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary. In connection with the delivery of such Guaranty, Borrower and PSB shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

ss.5.3 Release of Certain Guarantors. In the event that a Guarantor shall transfer all of its assets for fair value and for cash in the ordinary course of its business, then such Guarantor may be released by Agent from liability under the Guaranty provided that the Borrower shall deliver to Agent evidence satisfactory to Agent that (a) the Borrower will be in compliance with all covenants of this Agreement after giving effect to such sale and release, (b) such Guarantor shall be legally dissolved after its release from the Guaranty, and (c) the net cash proceeds from such sale are being distributed to Borrower as part of such dissolution. The provisions of this ss.5.3 shall not apply to PSB.

        ss.6.     REPRESENTATIONS AND WARRANTIES

         Each of the Borrower and PSB represents and warrants to the Agent and the Banks as follows:

ss.6.1 Corporate Authority, Etc.

(a) Incorporation; Good Standing. The Borrower is a California limited partnership duly organized pursuant to its limited partnership agreement and certificate of limited partnership filed with the Secretary of State of California and is validly existing and in good standing under the laws of California. PSB is a California corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Secretary of State of California and is validly existing and in good standing under the laws of California. Each other Guarantor is a corporation, limited partnership or limited liability company duly organized pursuant to its organizational agreements and is validly existing and in good standing under the laws of the state of its organization. Each of the Borrower and the Guarantors (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Borrowing Base Properties are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could likely have a materially adverse effect on the business, assets or financial condition of such Person. PSB conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, ss.856 of the Code, and has elected to be treated and is entitled to the benefits of a real estate investment trust thereunder. All of the capital stock of PSB has been issued in compliance with all applicable laws.

(b)  Subsidiaries. Each of the Subsidiaries of the Borrower and the Guarantors
     (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could likely have a materially adverse effect on the business, assets or financial condition of the Borrower, the Guarantors or such Subsidiary.

(c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or the Guarantors are or are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Person or any of its properties or to which such Person is subject, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.

(d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrower or the Guarantors are or are to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

ss.6.2 Approvals. The execution, delivery and performance by the Borrower and the Guarantors of this Agreement and the other Loan Documents to which such Person is a party and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent or approval of, or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

ss.6.3 Title to Properties; Leases. PSB and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of PSB as of the Balance Sheet Date or acquired since that date except the minority interests reflected therein (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Without limiting the foregoing, PSB and its Subsidiaries have good and marketable fee simple title to all real property reasonably necessary for the operation of its business in whole, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens. PSB or one of its Subsidiaries, as the case may be, is the insured under owner's policies of title insurance covering all real property owned by it, in each case in an amount not less than the purchase price for such real property.

ss.6.4 Financial Statements. The Borrower and PSB have furnished to the Agent:
     (a) the consolidated balance sheet of PSB and its Subsidiaries as of the Balance Sheet Date and their related consolidated statements of operations and cash flows certified by an officer of PSB, (b) an unaudited statement of operating income for each of the properties within the Unencumbered Borrowing Base Properties as of the Closing Date for the fiscal quarter ended September 30, 2001 satisfactory in form to the Agent and certified by the chief financial officer of the Borrower, as fairly presenting the operating income for such parcels for such periods, and (c) certain other financial information relating to the Borrower, the Guarantors and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and the Guarantors and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, the Guarantors and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower, the Guarantors or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

ss.6.5 No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, the Guarantors and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of PSB, as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

ss.6.6 Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others, except where failure to possess such rights could not likely have a materially adverse effect on the business, assets or financial condition of such Person.

ss.6.7 Litigation. Except as set forth on Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such Person threatened against the Borrower, the Guarantors or any of their respective Subsidiaries before any court, tribunal, administrative agency or board, mediator or arbitrator that, if adversely determined, might likely, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantors to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents. There are no judgments outstanding against or affecting the Borrower, the Guarantors or any of their respective Subsidiaries or any of their properties individually or in the aggregate involving amounts in excess of $5,000,000.00.

ss.6.8 No Materially Adverse Contracts, Etc. None of the Borrower, the
     Guarantors or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, the Guarantors or any of their respective Subsidiaries is a party to any mortgage, indenture, contract, agreement or other instrument that has or is expected, in the judgment of the officers or partners of such Person, to have any materially adverse effect on the business, assets or financial condition of any of them.

ss.6.9 Compliance with Other Instruments, Laws, Etc. None of the Borrower, the
     Guarantors or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

ss.6.10 Tax Status. The Borrower, the Guarantors and each of their respective
     Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except in such cases as a valid extension has been obtained, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established for the payment of any taxes that may be due, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.

ss.6.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

ss.6.12 Holding Company and Investment Company Acts. None of the Borrower, the
     Guarantors or any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of such Persons an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

ss.6.13 Absence of U.C.C. Financing Statements, Etc. Except with respect to
     Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, the Guarantors or their respective Subsidiaries or rights thereunder.

ss.6.14 Certain Transactions. Except as set forth in the Prospectus and other arms-length transactions on terms that would be acceptable to an unaffiliated entity, none of the partners, officers, trustees, directors, or employees of the Borrower, the Guarantors or any of their respective Subsidiaries is a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as partners, employees, officers, trustees and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

ss.6.15 Employee Benefit Plans. The Borrower, PSB and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower, PSB nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan,
     (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Unencumbered Borrowing Base Properties constitutes a "plan asset" of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

ss.6.16 Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

ss.6.17 Environmental Compliance. The Borrower has taken or caused to be taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties.

(a) With respect to the Unencumbered Borrowing Base Properties, and to the best of the Borrower's knowledge with respect to any other Real Estate, except as set forth in Schedule 6.17, none of the Borrower, the Guarantors or their respective Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Unencumbered Borrowing Base Properties or other Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries.

(b) Neither the Borrower, the Guarantors nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
     (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. ss.9601(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, the Guarantors or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

(c) With respect to the Unencumbered Borrowing Base Properties, and to the best of the Borrower's knowledge, with respect to any other Real Estate, except as set forth in Schedule 6.17, or in the case of Real Estate acquired after the date hereof, except as may be disclosed in writing to the Agent upon the acquisition of the same: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such Real Estate except for such tanks as are monitored and maintained in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors or any of their respective Subsidiaries or the operators or tenants of any of their properties, no Hazardous Substances have been generated or are being used on the Real Estate of such Person except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from such Real Estate or on, upon, into or from the other properties of the Borrower, the Guarantors or any of their respective Subsidiaries, which Release would have a material adverse effect on the value of any of such Real Estate or adjacent properties or the environment; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of such Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such Real Estate; and (v) any Hazardous Substances that have been generated on any of such Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge operating in compliance with such permits and applicable Environmental Laws. Upon the receipt by the Agent of any such disclosure, the Agent shall promptly notify the Banks thereof.

(d) To the best of the Borrower's knowledge and belief, neither the Borrower, the Guarantors, their respective Subsidiaries nor any Real Estate of such Person is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

ss.6.18 Subsidiaries. Schedule 6.18 sets forth all of the Subsidiaries of the Borrower and the Guarantors. The form and jurisdiction of organization of each of the Subsidiaries, the Borrower's or Guarantor's and each other Person's ownership interest therein, and the Real Estate owned by such Subsidiary is set forth in said Schedule 6.18.

ss.6.19 Loan Documents and the Guarantors. All of the representations and warranties of the Borrower and the Guarantors made in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor the Guarantors has failed to disclose such information as is necessary to make such representations and warranties not misleading. There is no material fact or circumstance that has not been disclosed to the Agent and the Banks, and the written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor or the Unencumbered Borrowing Base Properties (other than projections and estimates) furnished to the Agent or the Banks in connection with this Agreement or the obtaining of the Commitments of the Banks hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower's and/or Guarantors' counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Banks may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

ss.6.20 Property. All of the Borrower's, the Guarantors' and their respective
     Subsidiaries' properties are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such property which is being corrected in the ordinary course of business. The Borrower further has completed or caused to be completed an appropriate investigation of the environmental condition of each such property as of the later of the date of the Borrower's, the Guarantors' or such Subsidiaries' purchase thereof or the date upon which such property last became security for Indebtedness of the Borrower, the Guarantors or such Subsidiary, including preparation of a "Phase I" report and, if appropriate, a "Phase II" report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Agent and remediation actions satisfactory to Agent are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, the Guarantors or any of their respective Subsidiaries which are payable by such Person (except only real estate or other taxes or assessments, that are not yet due and payable). Except as set forth in Schedule 6.20 hereto, there are no pending eminent domain proceedings against any property of the Borrower, the Guarantors or their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any materially adverse effect on the business or financial condition of the Borrower or the Guarantors. None of the property of Borrower, the Guarantors or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any materially adverse effect on the business or financial condition of the Borrower or the Guarantors.

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

ss.6.21 Brokers. Neither the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

ss.6.22 Other Debt; Material Agreements. None of the Borrower, the Guarantors or any of their respective Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party in an amount individually or in the aggregate equal to or greater than $3,000,000.00. Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower or such Guarantor.

ss.6.23 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.

ss.6.24 Transaction in Best Interests of Borrower; Consideration. The transactions evidenced by this Agreement and the other Loan Documents are in the best interests of the Borrower, each Guarantor, their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in ss.548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

ss.6.25 The Ownership of Guarantors. PSB is the sole general partner of the Borrower and, including its limited partnership in Borrower, owns approximately seventy-five percent (75%) of the common units in Borrower. PSB has no Investments other than its interest in Borrower, Short-term Investments and Investments in Real Estate. Borrower directly or indirectly owns 100% of the interests in TPLP.

ss.6.26 Contribution Agreement. The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        ss.7.     AFFIRMATIVE COVENANTS OF THE BORROWER AND PSB

         Each of the Borrower and PSB covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

ss.7.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

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

ss.7.2 Maintenance of Office. Each of the Borrower and PSB will maintain its chief executive office at 701 Western Avenue, Glendale, California 91201 or at such other place in the United States of America as the Borrower or PSB, as applicable, shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower and PSB in respect of the Loan Documents may be given or made.

ss.7.3 Records and Accounts. The Borrower and PSB will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts for all taxes (including income taxes), depreciation, depletion and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves. Neither the Borrower, PSB nor any of their Subsidiaries shall, without the prior written consent of the Majority Banks, make any material change to the accounting procedures used by such Person in preparing the financial statements and other information described ss.6.4. The Borrower and PSB shall not, without the prior written consent of the Majority Banks, change its fiscal year.

ss.7.4 Financial Statements, Certificates and Information. The Borrower and PSB will deliver or cause to be delivered to the Agent with sufficient copies for delivery to each of the Banks:

(a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of PSB, the audited consolidated balance sheet of PSB and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young or by another "Big Five" accounting firm, the Form 10-K filed by PSB with the SEC (unless the SEC has approved an extension, in which event PSB will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Banks may need to complete a financial analysis of PSB and its Subsidiaries or the Borrower and its Subsidiaries, together with a written statement from such accountants to the effect that they have read a copy of this Agreement and the Guaranty, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Agent or the Banks for failure to obtain knowledge of any Default or Event of Default;

(b) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of PSB, (i) copies of Form 10-Q filed by PSB with the SEC, or in the event that PSB is not required to file a Form 10-Q, then (ii) copies of the unaudited consolidated balance sheet of PSB and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the portion of PSB's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of PSB that the information contained in such financial statements fairly presents the financial position of PSB and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above and within thirty (30) days of the filing by PSB of a Form 8-K with the SEC, or the filing with the SEC of any other document amending any other filing made by PSB, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Borrower and PSB in the form of Exhibit B hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date. The Compliance Certificate shall also be accompanied by the following:

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

(i) copies of the consolidated statements of Net Operating Income for such fiscal quarter for each of the Unencumbered Borrowing Base Properties, prepared on a basis consistent with the statements furnished to the Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent. All income, expense and value associated with Unencumbered Borrowing Base Properties disposed of during any quarter will be eliminated from calculations, where applicable;

(ii) a list setting forth the following information with respect to each new Subsidiary of the Borrower or PSB (except for any Subsidiaries that are not required to become Guarantors pursuant to ss.5.2): (A) the name and structure of the Subsidiary, (B) a description of the property owned by such Subsidiary, and (C) such other information as the Agent may reasonably request; and

(iii) a list of the Unencumbered Borrowing Base Properties and the certification of the chief financial or chief accounting officer of the Borrower that the Unencumbered Borrowing Base Properties comply with the terms of ss.ss.6.17,
     6.20 and 7.13;

(d) concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the President or Chief Financial Officer of the Borrower and PSB to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

(e) concurrently with the delivery of the financial statement referred to in ss.7.4(a), a certification that ss.7.8 has been satisfied with respect to the Unencumbered Borrowing Base Properties;

(f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the partners or stockholders of the Borrower or PSB, as applicable;

(g) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of each of the Borrower and PSB;

(h) upon the request of Agent (which request for any particular item described in (A), (B) or (C), so long as no Event of Default has occurred, shall not be made by Agent more frequently than once each calendar year) (A) a statement (i) listing the Real Estate owned by the Borrower, PSB and their respective Subsidiaries (or in which such Person owns an interest) and stating the location thereof, the date acquired, the acquisition cost, its Net Rentable Area, its occupancy level for the quarter most recently ended, its Net Operating Income for rolling two (2) quarters, and major tenants and percentage of Net Rentable Area occupied, (ii) listing the Indebtedness of PSB and its Subsidiaries (excluding Indebtedness of the type described in ss.8.1(b)-(e)), which statement shall include, without limitation, a statement of the current outstanding amount of such Indebtedness and unfunded amounts available under any such facilities, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of PSB and its Subsidiaries which are under "development" (as used in ss.8.9) and providing a brief summary of the status of such development, (B) a summary Rent Roll with respect to the Unencumbered Borrowing Base Properties in a form reasonably satisfactory to Agent, and (C) operating statements for any and/or all Unencumbered Borrowing Base Properties;

(i) upon the request of Agent following the occurrence of a material capital event affecting Borrower or PSB, projected compliance with the covenants set forth in ss.ss.7.13, 8.1, 8.2, 8.3, 8.7, 8.9 and Article 9; and

(j) from time to time such other financial data and information in the possession of the Borrower, PSB or their respective Subsidiaries (including without limitation auditors' management letters, evidence of payment of taxes, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting any of such Persons) as the Agent may reasonably request.

ss.7.5 Notices.

(a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, the Guarantors or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof or the existence of which claimed default might become an Event of Default under ss.12.1(g), the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

(b)  Environmental Events. The Borrower will promptly give notice to the Agent
     (i) upon the Borrower or the Guarantors obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Real Estate; (ii) of any violation of any Environmental Law that the Borrower, the Guarantors or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency; and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial conditions or operations of such Person.

(c) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation, arbitration, mediation or other proceedings threatened in writing or any pending litigation, arbitration, mediation and other proceedings against the Borrower, the Guarantors or any of their respective Subsidiaries or to which any of such Persons is or is to become a party involving an uninsured claim against such Person that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantors and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment or award not covered by insurance, whether final or otherwise, against the Borrower, the Guarantors, any of their respective Subsidiaries in an amount individually or in the aggregate in excess of $15,000,000.00.

(d) Notice of Proposed Sales, Encumbrances, Refinance or Transfer. The Borrower and PSB will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Unencumbered Borrowing Base Property or any other Investment within any fiscal quarter of the Borrower or PSB, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Banks under ss.7.4 with respect to such fiscal quarter. For the purposes hereof, a proposed sale shall mean a sale with respect to which a letter of intent or contract has been executed. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower and PSB to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any assets of PSB or its Subsidiaries involving individually or in a series of related transactions an aggregate amount in excess of $50,000,000.00, the Borrower and PSB shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a certification of the chief financial officer of the Borrower and PSB that no Default or Event of Default shall exist after giving affect to such event.

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(e)  ERISA. The Borrower will give notice to the Agent within five (5) Business
     Days after the Borrower, PSB or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in ss.4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.

(f) Notification of Banks. Promptly after receiving any notice under this ss.7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

ss.7.6 Existence; Maintenance of Properties.

(a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a California limited partnership. PSB will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a California corporation. The Borrower and PSB will cause each of their respective Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect their respective legal existence. Each of the Borrower and PSB will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. PSB shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT Status, and shall continue to elect to receive REIT Status. PSB and the Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

(b) Irrespective of whether proceeds of the Loans are available for such purpose, the Borrower (i) will cause all of its properties and those of the Guarantors and their respective Subsidiaries used or useful in the conduct of its business or the business of such Persons to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of its properties or on the financial condition, assets or operations of the Borrower, the Guarantors or their respective Subsidiaries.

(c) The common stock of PSB will at all times be listed for trading and be traded on the American Stock Exchange, the New York Stock Exchange or NASDAQ.

ss.7.7 Insurance. The Borrower or PSB will, at its expense, procure and maintain or cause to be procured and maintained insurance covering the Borrower, the Guarantors, their respective Subsidiaries and their respective properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

ss.7.8 Taxes. The Borrower, the Guarantors and their respective Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Person shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, such Person either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to

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     stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

ss.7.9 Inspection of Properties and Books. The Borrower and PSB shall permit the Banks, through the Agent or any representative designated by the Agent, at the Bank's expense to visit and inspect any of the properties of the Borrower, PSB or any of their respective Subsidiaries, to examine the books of account of the Borrower, PSB and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, PSB and their respective Subsidiaries with, and to be advised as to the same by, its partners and officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request; provided that if an Event of Default shall have occurred, Borrower shall be responsible for the expense of such visits and inspections. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's and PSB's normal business operations.

ss.7.10 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower and
     PSB will comply with, and will cause each of their respective Subsidiaries to comply in all respects with (i) all applicable laws, ordinances, regulations and requirements now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except when failure to so comply with the foregoing will not have a material adverse effect on the business, assets or financial condition of such Person. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or PSB may fulfill any of its obligations hereunder, the Borrower and PSB will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

ss.7.11 Further Assurances. The Borrower and PSB will cooperate with, and will cause each of their respective Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

ss.7.12 Management; Business Operations. The Borrower shall cause all
     Unencumbered Borrowing Base Properties at all times to be managed by the Borrower and no change shall occur in such management without the prior written approval of the Agent. The Borrower, the Guarantors and their respective Subsidiaries shall operate their respective businesses as described in the Prospectus and in compliance with the terms and conditions of this Agreement and the Loan Documents.

ss.7.13 Unencumbered Borrowing Base Properties.

(a) The Unencumbered Borrowing Base Properties shall at all times satisfy all of the following conditions:

(i) each of the Unencumbered Borrowing Base Properties shall be owned 100% in fee simple by the Borrower or, subject to the terms of this Agreement, a Guarantor free and clear of all Liens other than the Liens permitted in ss.8.2(i), (iii) and (v);

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(ii) to the best of the Borrower's knowledge and belief, none of the
     Unencumbered Borrowing Base Properties shall have any material title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property;

(iii) prior to inclusion of Real Estate within the Unencumbered Borrowing Base Property, Borrower shall have delivered to Agent such of the items described on Schedule 7.13 hereto as Agent may request (it being agreed that Agent may also at any time following the inclusion of Real Estate within the Unencumbered Borrowing Base Property request that Borrower deliver to Agent any items described on Schedule 7.13 hereto available to Borrower which have not previously been delivered to Agent);

(iv) each of the Unencumbered Borrowing Base Properties shall consist solely of Real Estate (A) which is located within the contiguous 48 states of the continental United States, (B) which is an Office Property consistent with Borrower's business strategy on the date of this Agreement, (C) which contains improvements that are in operating condition and available for occupancy, and (D) with respect to which valid certificates of occupancy or the equivalent for all buildings thereon have been issued and are in full force and effect;

(v) the number of properties within the Unencumbered Borrowing Base Properties shall not be less than ten (10), and the Majority Banks shall be required to provide their prior approval of the removal of any property as an Unencumbered Borrowing Base Property;

(vi) each Unencumbered Borrowing Base Property shall consist solely of Real Estate which has an occupancy level of tenants in possession and operating of at least ninety percent (90%) of the Net Rentable Area within such Unencumbered Borrowing Base Property for the previous two fiscal quarters of the Borrower based on bona fide arms-length tenant leases requiring current rental payments and which are in full force and effect;

(vii) no more than thirty percent (30%) of the Borrowing Base (based upon the Asset Value of the Unencumbered Borrowing Base Properties) shall be located in any single metropolitan area (as determined by Agent in its good faith judgment);

(viii) no one office or retail tenant shall comprise more than ten percent (10%) of the Net Operating Income generated by the Unencumbered Borrowing Base Properties within the Borrowing Base;

(ix) no Unencumbered Borrowing Base Property (based upon the Asset Value of the Unencumbered Borrowing Base Properties) shall comprise more than twenty percent (20%) of the Borrowing Base; and

(x) the Unencumbered Borrowing Base Properties (based upon the Asset Value of the Unencumbered Borrowing Base Properties) owned by the Guarantors shall not exceed twenty percent (20%) of the Borrowing Base.

(b) In the event that all or any material portion of a property within an Unencumbered Borrowing Base Property shall be damaged or taken by condemnation, then such property shall no longer be a part of the Unencumbered Borrowing Base Properties unless and until any damage to such Real Estate is repaired or restored, such Real Estate becomes fully operational, the Agent shall receive evidence satisfactory to the Agent of the value and Net Operating Income of such Real Estate following such repair or restoration, and that such Real Estate otherwise satisfies the requirements of the Agreement applicable to Unencumbered Borrowing Base Properties.

(c) In the event that any Subsidiary of the Borrower that is not a Guarantor owns Real Estate which would otherwise qualify as an Unencumbered Borrowing Base Property and the Borrower desires for the same to become an Unencumbered Borrowing Base Property, then such property may become an Unencumbered Borrowing Base Property but only in the event that all of the terms and conditions of this ss.7.13(c) are satisfied:

(i)  Such Subsidiary shall be an Additional Guarantor;

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(ii) The organizational agreements of such Subsidiary or such other resolutions or consents satisfactory to Agent shall specifically authorize such Subsidiary to guaranty the Obligations and to pledge the assets of such Subsidiary as security for the Obligations and the Borrower shall certify to the Agent that applicable law does not preclude such Subsidiary from executing such guaranty or pledging its assets to secure the Obligations;

(iii) All covenants, agreements, and representations in the Loan Documents herein of the Borrower and the Guarantors and their Subsidiaries shall be true and correct with respect to such Additional Guarantor;

(iv) No Default or Event of Default shall exist or might exist in the event that such Subsidiary becomes an Additional Guarantor or acquires such assets; and

(v) The Real Estate assets acquired or owned by such Additional Guarantor shall qualify as Unencumbered Borrowing Base Properties hereunder, and such assets, when taken together with the other Real Estate assets owned by the Guarantors, shall not exceed twenty percent (20%) of the total Asset Value of the Unencumbered Borrowing Base Properties.

ss.7.14 Limiting Agreements.

(a) Neither Borrower, any Guarantor nor any of their respective Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower's or any Guarantor's ability to pledge to Agent the Unencumbered Borrowing Base Properties which are owned by the Borrower or such Guarantor as security for the Loans. Borrower shall take, and shall cause the Guarantors and their respective Subsidiaries to take, such actions as are necessary to preserve the right and ability of Borrower and the Guarantors to pledge the Unencumbered Borrowing Base Properties as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrower, the Guarantors or any of their respective Subsidiaries.

(b) Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this ss.7.14, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Borrower's or any Guarantor's ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of the Borrower or any of its Subsidiaries.

ss.7.15 Distributions of Income to the Borrower. The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its Debt Service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

ss.7.16 More Restrictive Agreements. Without limiting the terms of ss.8.1, should the Borrower or any Guarantor enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants, whether affirmative or negative, or any other provision which may have the same practical effect as any of the foregoing which are individually or in the aggregate more restrictive against the Borrower, any Guarantor or their respective Subsidiaries than the financial covenants set forth in this Agreement, the Borrower and PSB shall promptly notify the Agent and, if

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     requested by Majority Banks, the Borrower, PSB, the other Guarantors, the
     Agent and the Majority Banks shall (and, if applicable, the Borrower shall cause the Guarantors to) promptly enter into discussions regarding a possible amendment to this Agreement and the other Loan Documents to include some or all or such more restrictive provisions (provided that there shall be no obligation on the part of the Borrower or the Guarantors to enter into such an amendment). Notwithstanding the foregoing, this ss.7.16 shall not apply to covenants contained in any agreements or documents evidencing or securing non-recourse Indebtedness or covenants in agreements or documents relating to recourse Indebtedness that relate only to specific Real Estate that is collateral for such Indebtedness.

ss.7.17 Plan Assets. The Borrower will do, or cause to be done, all things necessary to ensure that none of the Unencumbered Borrowing Base Properties will be deemed to be Plan Assets at any time.

        ss.8.     CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND PSB

         Each of the Borrower and PSB covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any
Loans:

ss.8.1 Restrictions on Indebtedness. The Borrower, PSB and the other Guarantors will not, and will not permit any of their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness of Borrower and the Guarantors to the Banks arising under any of the Loan Documents;

(b) current liabilities of the Borrower and its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.7.8;

(d) Indebtedness in respect of judgments or awards only to the extent, for the period and for an amount not resulting in a Default;

(e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(f) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in ss.8.3(d) or (e);

(g) subject to the provisions of ss.9, secured Indebtedness of the Borrower and its Subsidiaries in an aggregate outstanding principal amount not exceeding thirty percent (30%) of PSB's Adjusted Consolidated Total Assets;

(h) subject to the provisions ofss.8.1(g) andss.9, other Indebtedness of Borrower and its Subsidiaries; and

(i) subject to the provisions of ss.9, Indebtedness of PSB under guaranties of Indebtedness of Borrower permitted under ss.8.1(a), (g) and (h).

ss.8.2 Restrictions on Liens, Etc. The Borrower, PSB and the other Guarantors will not, and will not permit their respective Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, subject to the rights pursuant to ss.7.8; (e) assign, pledge or encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower, PSB, any other Guarantor or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); provided that PSB, the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

(i) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

(ii) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted byss.8.1(d);

(iii) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, landlord's or lessor's liens under leases to which the Borrower or any Subsidiary of Borrower is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of Borrower individually or of Borrower and its Subsidiaries on a consolidated basis;

(iv) liens on Real Estate and Short-term Investments (other than the Unencumbered Borrowing Base Properties or any interest therein, including the rents and profits therefrom or any interest in a Guarantor or other Subsidiary owning a direct or indirect interest therein) of Borrower and its Subsidiaries securing Indebtedness permitted by ss.8.1(g) or ss.8.1(h); and

(v)  liens in favor of the Agent and the Banks as security for the Obligations.

         Notwithstanding anything herein to the contrary, Borrower shall not create or incur or suffer to be created or incurred any Lien on any direct or indirect interest of Borrower in any of its Subsidiaries.

ss.8.3 Restrictions on Investments. The Borrower, PSB and the other Guarantors will not, and will not permit any of their respective Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

(b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

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

(c) demand deposits, certificates of deposit, bankers acceptances and time deposits of any Bank or any United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $2,500,000;

(d) securities commonly known as "commercial paper" issued by any Bank or by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's or by S & P at not less than "P 2" if then rated by Moody's, and not less than "A 2", if then rated by S & P;

(e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's or by S & P at not less than "Aa" if then rated by Moody's and not less than "AA" if then rated by S & P;

(f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

(g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections
     (a) through (f) and have total assets in excess of $50,000,000;

(h) Subject to the provisions of thisss.8.3 andss.9.6 hereof, Investments by Borrower and its Subsidiaries in fee interests in Real Estate utilized principally for office/flex/industrial uses;

(i) Subject to the provisions of this ss.8.3, Investments by Borrower and its Subsidiaries in Joint Ventures, provided that in no event shall such Investments exceed fifteen percent (15%) of PSB's Adjusted Consolidated Total Assets;

(j) Investments by Borrower in wholly-owned Subsidiaries of the Borrower that own assets of the type that Borrower is permitted to own pursuant to this Agreement;

(k) Subject to the provisions of thisss.8.3 andss.9.6 hereof, investments in undeveloped or non-income producing land;

(l) Investments by Borrower not otherwise permitted by this ss.8.3 which are consistent with Borrower's business strategy as of the date of this Agreement and which would not otherwise create a Default or Event of Default, provided that in no event shall such Investments exceed fifteen percent (15%) of PSB's GAAP Consolidated Total Assets; and

(m) Investments by Borrower not otherwise permitted by this ss.8.3 and which are not consistent with Borrower's business strategy as of the date of this Agreement and which would not otherwise create a Default or Event of Default, provided that in no event shall such Investments exceed five percent (5%) of PSB's GAAP Consolidated Total Assets.

ss.8.4 Merger, Consolidation. The Borrower, PSB and the other Guarantors will not, and will not permit any of their respective Subsidiaries to, become a party to any dissolution, liquidation, merger, reorganization, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition which may have a similar effect as any of the foregoing without the prior written consent of the Majority Banks, except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower where the

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     Borrower is the surviving entity, (ii) the merger or consolidation of two or more Subsidiaries of the Borrower, and (iii) the merger or consolidation of the Borrower with any other Person (excluding PSB), provided that (A) the Borrower is the surviving entity in such merger or consolidation, (B) the assets or business acquired by Borrower as a part of such merger shall be consistent with the business activities conducted by the Borrower as of the date of this Agreement, (C) immediately prior to such merger or consolidation the Borrower shall have provided to the Agent a Compliance Certificate prepared on a pro-forma basis (and adjusted in the best good faith estimate of the Borrower to give effect to such merger or consolidation) demonstrating that after giving effect to such merger or consolidation, no Default or Event of Default shall exist, and (D) after giving effect to such merger or consolidation, no Default or Event of Default shall exist.

ss.8.5 Sale and Leaseback. Without the Agent's prior written approval, the Borrower, PSB and the other Guarantors will not, and will not permit their respective Subsidiaries to, enter into any arrangement, directly or indirectly, whereby such Person shall sell or transfer any Real Estate owned by it in order that then or thereafter such Person shall lease back such Real Estate.

ss.8.6 Compliance with Environmental Laws. The Borrower, PSB and the other
     Guarantors will not, and will not permit any of their respective Subsidiaries to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for Hazardous Substances used in the ordinary course of business in the operation of such Real Estate and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

         The Borrower, PSB and the other Guarantors shall, and shall cause their respective Subsidiaries to:

(i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Real Estate; and

(ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate of the Borrower, the Guarantors or any of their respective Subsidiaries (including without limitation any such Release or disposal occurring prior to the acquisition of such Real Estate by such Person) cause the prompt containment and removal of such Hazardous Substances and remediation of such Real Estate in full compliance with all applicable laws and regulations; provided, that the Borrower, PSB and the other Guarantors shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own environmental engineer to review the environmental assessments and compliance with the covenants contained herein.

         At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with the Environmental Laws, the Agent may at its election (and will at the

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request of the Majority Banks) obtain such environmental assessments of such
Real Estate prepared by an environmental engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Real Estate comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

ss.8.7 Distributions. Neither the Borrower nor PSB shall make any Distributions which would cause it to violate any of the following covenants:

(a) Neither the Borrower nor PSB shall pay any Distribution to its partners or shareholders if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid by PSB and its Subsidiaries on a consolidated basis in the same fiscal quarter and the preceding three (3) fiscal quarters, would exceed ninety-five percent (95%) of PSB's consolidated Funds from Operations for the four consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid (the "95% of FFO Limit"); provided that the Borrower and PSB shall be permitted to pay Distributions in an amount in excess of such 95% of FFO Limit if necessary, to (i) permit PSB to maintain its REIT Status, or (ii) permit PSB to pay no federal income tax under either (A) Section 857(b)(1) of the Code, or (B) Section 857(b)(3)(A) of the Code, for each taxable year of PSB in which Loans are Outstanding; and

(b) In the event that an Event of Default shall have occurred and be continuing, neither the Borrower nor PSB shall make any Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of PSB, as evidenced by a certification of the chief financial officer of PSB containing calculations in reasonable detail reasonably satisfactory in form and substance to the Agent; and

(c) In the event that an Event of Default shall have occurred and be continuing and the maturity of the Obligations has been accelerated, neither the Borrower nor PSB shall make any Distributions whatsoever, either directly or indirectly unless approved by the Majority Banks.

ss.8.8 Asset Sales. Neither the Borrower, PSB, any of the other Guarantors nor any of their respective Subsidiaries shall sell, assign, lease or dispose of all or substantially all of their respective businesses or assets (whether now owned or hereafter acquired), either in a single transaction or in a series of transactions, or enter into any agreement to do any of the foregoing. Neither the Borrower, PSB, any of the other Guarantors nor any of their respective Subsidiaries shall sell, transfer or otherwise dispose of any asset other than for fair market value. Neither the Borrower, PSB, any of the other Guarantors nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate in excess of twenty percent (20%) of PSB's Adjusted Consolidated Total Assets (except as the result of a condemnation or casualty and except for the granting of Permitted Liens, as applicable) unless there shall have been delivered to the Agent a statement that no Default or Event of Default exists or will exist and a certification that the Borrower will be in compliance with its covenants referred to therein after giving effect to such sale, transfer or other disposition.

ss.8.9 Development Activity. Neither the Borrower, PSB, any other Guarantor nor any Subsidiary or Joint Venture thereof shall engage, directly or indirectly, in the development of Real Estate or otherwise except for the development by Borrower or its Subsidiaries or its Joint Ventures of Real Estate to be used principally for Office Uses, provided that, subject to ss.8.3, the aggregate amount of Construction in Progress by Borrower and its Subsidiaries and its Joint Ventures shall not at any time exceed fifteen percent (15%) of PSB's Adjusted Consolidated Total Assets. For purposes of this ss.8.9, the term "development" shall include new construction or the substantial renovation or expansion of improvements to real property, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for Office Uses. Without limiting the foregoing, the Borrower

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     acknowledges that for the purposes of this Agreement, (1) any interest by the Borrower or any Subsidiary or Joint Venture in a property which is proposed to be developed, or any interest therein pursuant to which the Borrower or any Subsidiary or Joint Venture has the right to approve site plans or other plans and specifications or pursuant to which such parties' obligations are conditioned upon the achievement of certain leasing levels,
     (2) any agreement by the Borrower or any Subsidiary or Joint Venture which obligates such party to contribute or otherwise advance funds in connection with or upon completion of the development of a property, or (3) any acquisition of a property which is proposed to be developed or which is under development and lease-up at the time such agreement is entered into, shall be considered a "development" for the purposes of this ss.8.9. Nothing herein shall prohibit the Borrower or any Subsidiary or Joint Venture thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person.

ss.8.10 Sources of Capital. The Borrower shall, at all times that the Borrower or any of its Subsidiaries is engaging in any development as provided in ss.8.9 or has entered into any agreement to provide funds with respect to a development, maintain or have identified available sources of capital equal to the total cost to acquire and complete such developments and to satisfy such funding obligations, which sources of capital shall be acceptable to the Agent in its reasonable discretion.

ss.8.11 Restriction on Prepayment of Indebtedness. Without the prior written consent of the Agent, neither Borrower, PSB, any other Guarantor nor any of their respective Subsidiaries shall prepay, redeem or purchase the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default; provided, however, that this ss.8.11 shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of ss.8.1.

ss.8.12 Ownership Interests. The Borrower will not, directly or indirectly, make or permit to be made, by voluntary or involuntary means, any sale, assignment, transfer, disposition, mortgage, pledge, hypothecation or encumbrance of its interest in any Guarantor that is a Subsidiary of Borrower or any dilution of its interest in any Guarantor that is a Subsidiary of Borrower. PSB will not, directly or indirectly, make or permit to be made, by voluntary or involuntary means, any sale, assignment, transfer, disposition, mortgage, pledge, hypothecation or encumbrance of its interest in Borrower or any dilution of its interest in Borrower.

ss.8.13 Derivative Obligations. Except as otherwise approved by Agent (such approval shall not be unreasonably withheld), neither the Borrower, PSB, any other Guarantor nor any of their respective Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivative Obligations other than the Interest Rate Contracts entered into in the ordinary course of business with respect to Indebtedness permitted pursuant to ss.8.1 or with respect to preferred equity in Borrower or PSB.

ss.8.14 Bankruptcy Remote Subsidiaries. Without the consent of the Agent, neither the Borrower, PSB, any other Guarantor nor any of their respective Subsidiaries shall create any new single purpose, special purpose or other so-called bankruptcy remote subsidiaries (such as an entity to be a borrower in a REMIC), as determined by the Agent in its reasonable discretion. Such consent shall not be required with respect to any such Subsidiary that is created to own Real Estate or interests therein which is security for Indebtedness permitted pursuant to ss.8.3(g).

ss.8.15 PSB Covenants.

(a) PSB shall have as its sole business purpose (except as otherwise permitted in this ss.8.15) being the sole general partner of Borrower and owning general and limited partner interests in Borrower, the making of Distributions to shareholders of PSB and conducting Equity Offerings, and shall own no assets other than (i) its interests in Borrower, (ii) Short-term Investments held on a short-term basis pending the payment of

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     Distributions or the contribution or downstreaming of such assets to PSB pursuant to ss.8.15(c), and (iii) the ownership of Investments consistent with PSB's business activities conducted as of the date of this Agreement, provided that the maximum amount of such Investments pursuant to clause
     (iii) shall not exceed twenty percent (20%) of PSB's Adjusted Consolidated Total Assets. In the event that PSB shall establish any Subsidiaries, PSB shall cause such Subsidiaries to become Guarantors as provided in ss.5.2.

(b) PSB shall not engage in any business or activities other than those described inss.8.15(a).

(c) PSB shall promptly contribute or otherwise downstream to Borrower any assets received by PSB from third parties (including, without limitation, the proceeds from any Equity Offering).

        ss.9.     FINANCIAL COVENANTS OF THE BORROWER and psb

         Each of the Borrower and PSB covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

ss.9.1 Borrowing Base. The Borrower and PSB shall not permit the Funded
     Unsecured Indebtedness to be greater than the Borrowing Base.

ss.9.2 Liabilities to Assets Ratio. PSB will not permit the ratio of the Consolidated Total Liabilities of PSB and its Subsidiaries to the Adjusted Consolidated Total Assets of PSB and its Subsidiaries to exceed 0.50 to 1.

ss.9.3 Interest Coverage. PSB will not permit (a) the product of the Consolidated EBITDA of PSB and its Subsidiaries for the then ending period of two (2) consecutive fiscal quarters (treated as a single accounting period) (the "Test Period") multiplied by two (2), to be less than (b) 2.25 times the product of (i) the Interest Expense of PSB and its Subsidiaries for the Test Period multiplied by (ii) two (2).

ss.9.4 Fixed Charge Coverage. PSB will not permit the ratio of (a) the product of the Consolidated EBITDA of PSB and its Subsidiaries for the Test Period multiplied by two (2) to be less than (b) one (1) times the Fixed Charges of PSB and its Subsidiaries for such Test Period.

ss.9.5 Net Worth. PSB will not permit the Consolidated Tangible Net Worth of PSB to be less than the sum of (a) $925,000,000.00 plus (b) eighty percent (80%) of the aggregate net proceeds received by the Borrower or any Guarantor after the Closing Date in connection with any Equity Offering to any other Person.

ss.9.6 Land Assets. PSB shall not permit the value, determined in accordance with generally accepted accounting principles, of its direct and indirect interests in Land Assets to exceed ten percent (10%) of the Adjusted Consolidated Total Assets of PSB and its Subsidiaries.

        ss.10.    CLOSING CONDITIONS

         The obligations of the Agent and the Banks to make the Loans shall be subject to the satisfaction of the following conditions precedent on or prior to February 20, 2002:

ss.10.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note.

ss.10.2 Certified Copies of Organizational Documents. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower and the Guarantors,

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     as applicable, is organized or in which the Unencumbered Borrowing Base
     Properties are located and by a duly authorized officer of such Person to be true and complete, of (a) the limited partnership agreement, corporate charter or other organizational agreements of the Borrower and the Guarantors, as applicable, or (b) its qualification to do business, as applicable, as in effect on such date of certification.

ss.10.3 Bylaws; Resolutions. All action on the part of the Borrower and the Guarantors, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower and the Guarantors true copies of their respective bylaws and the resolutions adopted by their respective boards of directors, general partners or other managers authorizing the transactions described herein, each certified by its secretary or general partner as of a recent date to be true and complete.

ss.10.4 Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower and the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized partner, manager or officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name of and specimen signature of each individual who shall be authorized to make Conversion Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

ss.10.5 Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Agent, from counsel of the Borrower and the Guarantors, as to such matters as the Agent shall reasonably request.

ss.10.6 Payment of Fees. The Borrower shall have paid to the Agent the fees required to be paid as of the Closing Date pursuant to ss.4.2.

ss.10.7 Performance; No Default. The Borrower and the Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

ss.10.8 Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors or any Subsidiaries thereof in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

ss.10.9 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

ss.10.10 Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance (based on historical information and on a pro forma basis) with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower and PSB have provided financial statements under ss.6.4 adjusted in the best good faith estimate of the Borrower and PSB dated as of the date of the Closing Date shall have been delivered to the Agent.

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ss.10.11 Contribution Agreement. The Agent shall have received an executed original counterpart of the Contribution Agreement.

ss.10.12 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

        ss.11.    CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan shall also be subject to the satisfaction of the following conditions precedent:

ss.11.1 Prior Conditions Satisfied. All conditions set forth inss.10 shall continue to be satisfied as of the date upon which any Loan is to be made.

ss.11.2 Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

ss.11.3 No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

ss.11.4 Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

ss.11.5 Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Majority Banks, and the Majority Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Requisite Banks may reasonably request.

ss.11.6 Borrowing Documents. In the case of any request for a Loan, the Agent shall have received a copy of the request for a Loan required by ss.2.5 in the form of Exhibit D hereto, fully completed.

ss.11.7 Funding Deadline. The Borrower shall have satisfied all requirements to the funding of the Loan such that the Loan shall be funded before the Funding Deadline.

        ss.12.    EVENTS OF DEFAULT; ACCELERATION; ETC.

ss.12.1 Events of Default and Acceleration. If any of the following events
     ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

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(a)  the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c) the Borrower or PSB shall fail to comply with any covenant contained in ss.7.4(c), and such failure shall continue for five (5) days after written notice thereof shall have been given to the Borrower by the Agent;

(d) the Borrower or PSB shall fail to comply with any covenant contained in ss.7.13, ss.7.14 or ss.9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

(e) any of the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this ss.12);

(f) any representation or warranty made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false or misleading in any respect upon the date when made or deemed to have been made or repeated;

(g) any of the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this ss.12.1(g) shall not constitute an Event of Default unless such failure to pay or perform, together with other failures to pay or perform, involve singly or in the aggregate obligations for borrowed money or credit received or other Indebtedness totaling in excess of $10,000,000.00;

(h) any of the Borrower, the Guarantors or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantors or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

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(j)  a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, the Guarantors or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against any of the Borrower, the Guarantors or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $10,000,000.00;

(l) if any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any of the Borrower or the Guarantors or any of their respective holders of Voting Interests shall assert that any of the Loan Documents or the Contribution Agreement do not apply to advances under this Agreement, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of any of the Borrower, the Guarantors or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

(m) any dissolution, termination, partial or complete liquidation, merger or consolidation of any of the Borrower, the Guarantors or any sale, transfer or other disposition of the assets of any of the Borrower, the Guarantors other than as permitted under the terms of this Agreement or the other Loan Documents;

(n) any suit or proceeding shall be filed against any of the Borrower, or the Guarantors or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Borrower or a Guarantor to perform each and every one of its obligations under and by virtue of the Loan Documents;

(o) any of the Borrower, the Guarantors or any other Person so related to any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or the Guarantor;

(p) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower, the Guarantors or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(q) any of the Guarantors denies that such Guarantor has any liability or obligation under the Guaranty, or shall notify the Agent or any of the Banks of such Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty;

(r)  a Change of Control shall occur;

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(s)  any Event of Default as defined in any of the other Loan Documents, shall occur; or

(t) any default or breach shall occur and continue beyond the expiration of any applicable grace or notice and cure period under the terms or conditions of the Revolving Credit Agreement;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.12.1(h), ss.12.1(i) or ss.12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Banks or the Agent.

ss.12.2 Limitation of Cure Periods.

(a) Notwithstanding anything contained inss.12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described inss.12.1(b) in the event that the Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described inss.12.1(e) in the event that Borrower cures such default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause shall not pertain to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

(b) Notwithstanding the provisions of ss.12.1(d), the cure period provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve (12) months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under said subsection.

ss.12.3 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.12.1, the Agent on behalf of the Banks may, and upon direction from the Majority Banks shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. If Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys' fees actually incurred (including attorneys' fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the Default Rate.

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     In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees.

ss.12.4 Distribution of Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or any other Person liable with respect to the Obligations, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

(b) Second, to all other Obligations and any obligations under Interest Rate Contracts provided by a Bank or its affiliates with respect to the Loan in such order or preference as the Majority Banks shall determine; provided, however, that (i) in the event that any Bank shall have wrongfully failed or refused to make an advance under ss.2.6 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations owing to the delinquent Banks; and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, and any obligations under Interest Rate Contracts provided by a Bank or its affiliate with regard to the Loan shall be made among the Banks pro rata; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

        ss. 13.    SETOFF

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from any of the Borrower or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

        ss.14.    THE AGENT

ss.14.1 Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or

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     therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create an agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

ss.14.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

ss.14.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

ss.14.4 No Representations. The Agent shall not be responsible for the execution
     o validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries, or the value of any assets of such Persons. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

ss.14.5 Payments.

(a) A payment by the Borrower or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one (1) Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

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(b)  If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails to comply with the provisions of ss.13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

ss.14.6 Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.
ss.14.7 Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

ss.14.8 Agent as Bank. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

ss.14.9 Resignation. The Agent may resign at any time by giving 30 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank, or if no such Bank shall accept such appointment, then any other bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's or not less than "A" or its equivalent by S & P and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's or not less than "A" or its equivalent by S & P and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers,

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

     privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

ss.14.10 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if
     (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

        ss. 15.    EXPENSES

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) subject to the separate agreement of Agent and Borrower concerning the legal fees of Agent's counsel payable upon the initial closing of the Loan, the reasonable fees, expenses and disbursements of the counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under ss.18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or the Guarantors, (f) all reasonable actual fees, expenses and disbursements (including reasonable attorney's fees and costs) incurred by Fleet in connection with the syndication of interests in the Loan by Fleet, and (g) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with U.C.C. searches, U.C.C. filings, title rundowns or title searches The covenants of this ss.15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

        ss. 16.    INDEMNIFICATION

         The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees, (b) any condition of the Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of the

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Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, the Guarantors or any of their respective Subsidiaries, (e) the Borrower and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate, or
(g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this ss.16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. The Agent or a Bank, as applicable, shall promptly notify the Borrower after the Agent or such Bank obtains actual knowledge of the claim to be indemnified pursuant to this ss.16; provided, that any failure or delay in providing such notice shall not relieve the Borrower of its obligations under this ss.16 except to the extent that the Borrower is actually prejudiced thereby. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this ss.16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

        ss.17.    SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

        ss.18.    ASSIGNMENT AND PARTICIPATION

ss.18.1 Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that
     (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment in the form of Exhibit C attached hereto and made a part hereof, together with any Notes subject to such assignment, (d) in no event shall any such assignment be to any Person controlling, controlled by or under

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

     common control with, or which is not otherwise free from influence or control by, the Borrower or the Guarantors, and (e) such assignee shall acquire an interest in the Loans of not less than $1,000,000 (or if less, the remaining Commitment of the assignor). Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and the Guarantors.

ss.18.2 Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

ss.18.3 New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower. Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

ss.18.4 Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such sale and participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrower or the Guarantors except the rights granted to the Banks pursuant to ss.13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or the Guarantors. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

ss.18.5 Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. Any Bank may with the consent of the Agent and compliance with the terms of this Agreement pledge all or any portion of its interests and rights under this Agreement (including all or any portion of its Note) to a Person approved by the Agent. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

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

ss.18.6 No Assignment by Borrower. Neither the Borrower, PSB nor any other
     Guarantor shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

ss.18.7 Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Each Bank agrees for itself that it shall use reasonable efforts to hold confidential all non-public information obtained from PSB or Borrower that has been identified as confidential by any of them, and shall use reasonable efforts to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Bank may make (a) disclosures to its participants, (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Bank, (c) disclosures reasonably required by any bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with the contemplated assignment or transfer by such Bank of any Loans or any participations therein, or (d) disclosures required or requested by any governmental authority or representative thereof or pursuant to legal process. In addition, each Bank may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty's professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this ss.18.7). Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by such Bank, or prior to the delivery to such Bank is within the possession of such Bank if such information is not known by such Bank to be subject to another confidentiality agreement with or other obligations of secrecy to PSB or the Borrower, or is disclosed with the prior approval of PSB. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

ss.18.8 Mandatory Assignment. In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Banks (any such non-consenting Bank shall hereafter be referred to as the "Non-Consenting Bank"), then, within thirty
     (30) days after Borrower's receipt of notice of such disapproval by such Non-Consenting Bank, Borrower shall have the right as to such Non-Consenting Bank, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Bank within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Bank to transfer its Commitment. The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent). In the event that the Banks do not elect to acquire all of the Non-Consenting Bank's Commitment, then the Agent shall endeavor to find a new Bank or Banks to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Non-Consenting Bank, the Non-Consenting Bank's interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Bank shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an assignment and acceptance agreement in the form attached hereto as Exhibit C and such Non-Consenting Bank's original Note. The purchase price for the Non-Consenting Bank's Commitment shall equal any and all amounts outstanding and owed by Borrower to the Non-Consenting Bank, including principal and all accrued and unpaid interest or fees, plus any applicable prepayment fees which would be owed to such Non-Consenting Bank if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Bank's Commitment.

        ss. 19.    NOTICES

         Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this ss.19 referred to as "Notice") must be in writing and shall be deemed to have been properly given or

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

served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

         If to the Agent or any Bank, at the address set forth on the signature page for the Agent or such Bank; and

         If to the Borrower:

                           PS Business Parks, L.P.
                           701 Western Avenue
                           Glendale, California   91201-2397
                           Attn:  Chief Financial Officer
                           Facsimile:  818/242-0566

         If to PSB:

                           PS Business Parks, Inc.
                           701 Western Avenue
                           Glendale, California   91201-2397
                           Attn:  Chief Financial Officer
                           Facsimile:  818/242-0566

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or facsimile, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, PSB, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

        ss. 20.    RELATIONSHIP

         The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

        ss.21.    GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE

         THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND PSB AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF

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

PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER AND PSB BY MAIL AT THE ADDRESS SPECIFIED IN ss.19. THE BORROWER AND PSB HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

        ss. 22.    HEADINGS

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

        ss. 23.    COUNTERPARTS

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

        ss.24.    ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.27.

        ss.25.    WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS

         EACH OF THE BORROWER, PSB, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH OF THE BORROWER AND PSB HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWER AND PSB (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS ss.25. EACH OF BORROWER AND PSB ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS ss.25 WITH ITS LEGAL COUNSEL AND THAT EACH OF BORROWER AND PSB AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

        ss.26.    DEALINGS WITH THE BORROWER and psb

         The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors, their respective Subsidiaries, or any of their affiliates regardless of the capacity of the Bank hereunder.

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

ss.27.    CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Notes; an increase in the amount of the Commitments of the Banks; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a decrease in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Banks or the Agent; the release of the Borrower or the Guarantors except as otherwise provided herein; an amendment to this ss.27; an amendment of the definition of Majority Banks; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Banks or the Majority Banks to require a lesser number of Banks to approve such action. The provisions of ss.14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

        ss. 28.    SEVERABILITY

         The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

        ss.29.    TIME OF THE ESSENCE

         Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and PSB under this Agreement and the other Loan Documents.

        ss.30.    NO UNWRITTEN AGREEMENTS

         THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        ss.31.    REPLACEMENT NOTES

         Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

        ss.32.    NO THIRD PARTIES BENEFITED

         This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, PSB, the Banks, the

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

Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.



                                         [SIGNATURES BEGIN ON NEXT PAGE]

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


         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                            BORROWER:
                            PS BUSINESS PARKS, L.P., a California limited partnership, by its sole general partner

                            By:      PS Business Parks, Inc., a California
                                     corporation

                                     By:      /s/ Jack E. Corrigan
                                              --------------------
                                     Name:    Jack E. Corrigan
                                              ----------------
                                     Title:   Vice President
                                              --------------
                                              [CORPORATE SEAL]


                            PSB:

                            PS BUSINESS PARKS, INC., a California corporation
                            By:       /s/ Jack E. Corrigan
                                      --------------------
                            Name:     Jack E. Corrigan
                                      ----------------
                            Title:    Vice President
                                      --------------
                                     [CORPORATE SEAL]

                            FLEET NATIONAL BANK,
                            individually and as Agent
                            By:    /s/ William Lamb
                                   ----------------
                            Name:  William Lamb
                                   ------------
                            Title: Vice President
                                   --------------
Fleet National Bank
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Division

With a copy to:

Fleet National Bank
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn:  William Lamb
Facsimile:  770/390-8434

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